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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 (Registration No. 33-73447, Amendment No. 1) of our report dated August 2, 1996, except as to Note 16, which is as of September 10, 1996 and except as to the pooling of interests with Valley Industries, Inc. and with Squeri Food Service, Inc. which is as of November 14, 1996 relating to the consolidated financial statements of JP Foodservice, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the year ended June 29, 1996 listed under Item 14(a) of U.S. Foodservice's (formerly JP Foodservice, Inc.) Annual Report on Form 10-K/A-1/A-2 for the year ended June 27, 1998 when such schedules are read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland

March 12, 1999